As filed with the Securities and Exchange Commission on October 19, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMITH MICRO SOFTWARE, INC.
(Exact name of issuer as specified in its charter)

Delaware	33-0029027
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
51 Columbia, Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)

SMITH MICRO SOFTWARE, INC. 2005 STOCK OPTION/STOCK ISSUANCE PLAN
(Full title of the plan)

Andrew Schmidt	Copy to:
Chief Financial Officer	Patrick Arrington
SMITH MICRO SOFTWARE, INC.	DORSEY & WHITNEY LLP
51 Columbia, Aliso Viejo, California 92656	38 Technology Drive, Irvine, California 92618
(Name and address of agent for service)	(Name and address of Company counsel)
(949) 362-5800	(949) 932-3688
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	per Share(2)	Offering Price(2)	Fee
Common Stock, $0.01 par value	5,000,000 shares	$6.69	$33,450,000	$3,937

(1)	The 2005 Stock Option / Stock Issuance Plan authorizes the issuance of an aggregate of 5,000,000 shares of Common Stock, par value $0.01 per share, of Smith Micro Software, Inc. (the “Company”)(the “Common Stock”).

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and is based on the average of the high and low sales price of the Common Stock, as reported on the Nasdaq Stock Market on October 18, 2005.

(2)	In the event of a stock split, stock dividend, or similar transaction involving the Company’s Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information called for in Part I of the Form S-8 is not being filed with or included in the Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
The following documents are hereby incorporated by reference into this registration statement:
     (a) Registrant’s Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2005, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.
     (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above.
     (c) The description of Registrant’s common stock, which is contained in a Registration Statement filed on Form 8-A with the Commission on July 28, 1995, as amended.
     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
     Not Applicable.

Item 5. Interests of Named Experts and Counsel
     Not Applicable.
Item 6. Indemnification of Officers and Directors
     Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant’s Certificate of Incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.
Item 7. Exemption from Registration Claimed
     Not Applicable.
Item 8. Exhibits

Exhibit Number	Exhibit
4.1	2005 Stock Option/Stock Issuance Plan.
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).
24	Power of Attorney of Directors (included in the signature page to this Registration Statement).
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on this 18th day of October, 2005.

SMITH MICRO SOFTWARE, INC.

By	/s/ William W. Smith, Jr.

William W. Smith, Jr. President, Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
     That the undersigned officers and directors of Smith Micro Software, Inc., a Delaware corporation, do hereby constitute and appoint William W. Smith, Jr., Diane Gulling and Andrew C. Schmidt, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/William W. Smith, Jr.	President, Chief Executive Officer and	October 18, 2005
Chairman of the Board (Principal
William W. Smith, Jr.	Executive Officer)

/s/ Andrew C. Schmidt	Chief Financial Officer	October 18, 2005

Andrew C. Schmidt

/s/ Thomas G. Campbell	Director	October 18, 2005

Thomas G. Campbell

/s/ William C. Keiper	Director	October 18, 2005

William C. Keiper

/s/ Gregory J. Szabo	Director	October 18, 2005

Gregory J. Szabo

/s/ Samuel Gilko	Director	October 18, 2005

Samuel Gulko

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
EXHIBITS
TO
FORM S-8
UNDER
SECURITIES ACT OF 1933
SMITH MICRO SOFTWARE, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	2005 Stock Option/Stock Issuance Plan.
5.1	Opinion of Dorsey & Whitney LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Dorsey & Whitney LLP is included in Exhibit 5.1 to this Registration Statement.
24	Power of Attorney of Directors.